UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

Benitec Biopharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37518	84-462-0206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

(510) 780-0819

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	BNTC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

Completion of Re-domiciliation

On April 15, 2020 (the “Implementation Date”), the re-domiciliation (“Re-domiciliation”) of Benitec Biopharma Limited, a public company incorporated under the laws of the State of Western Australia (“Benitec”) was completed in accordance with the Scheme Implementation Agreement, as amended and restated as of January 30, 2020, between Benitec and Benitec Biopharma Inc., a Delaware corporation (the “Company”). As a result of the Re-domiciliation, the jurisdiction of incorporation of the ultimate parent company of the Benitec group of companies was changed from Australia to Delaware.

The Re-domiciliation was effected pursuant to a statutory scheme of arrangement under Australian law (the “Scheme”), whereby on the Implementation Date, all of the issued and outstanding ordinary shares of Benitec were exchanged for newly issued shares of common stock of the Company, on the basis of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for every 300 ordinary shares of Benitec issued and outstanding. Holders of Benitec’s American Depository Shares (“ADSs”) (each of which represented 200 ordinary shares) received two shares of the Company’s Common Stock for every three ADSs held.

The Company’s Common Stock issued in the Scheme was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the Re-domiciliation, Benitec’s ordinary shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its ADSs were listed on the Nasdaq Capital Market (“Nasdaq”). Benitec’s ADSs were suspended from trading on Nasdaq prior to the start of trading on the Implementation Date, and following the Implementation Date, will no longer trade on Nasdaq.

Pursuant to Rule 12g-3(a) under the Exchange Act, as of the Implementation Date, the Company is the successor issuer to Benitec, the Company’s Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The Company’s Common Stock began trading on Nasdaq at the start of trading on the Implementation Date under the symbol “BNTC”, the same symbol under which Benitec’s ADSs were traded on Nasdaq prior to the Implementation Date. The CUSIP for the Company’s Common Stock is 08205P 100. Nasdaq has filed a Form 25 with the SEC to remove Benitec’s ADS listing on Nasdaq. Benitec expects to file a Form 15 with the Securities and Exchange Commission (“SEC”) to terminate the registration under the Exchange Act of Benitec’s ordinary shares, and to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Prior to the Re-domiciliation, Benitec also had on issue 574,900 warrants (the “Listed Warrants”) exercisable for ADSs on a one-for-one basis at an exercise price of $55 per ADS, with an expiry date of August 21, 2020. The Listed Warrants were listed on the Nasdaq under ticker code “BNTCW.” Benitec has filed a Form 25 with the SEC to remove the listing of Benitec’s Listed Warrants. As of the Implementation Date, the Listed Warrants were de-listed from Nasdaq and there will no longer be a market for these warrants as a result of Benitec becoming a subsidiary of the Company.

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under the Explanatory Note of this Current Report on Form 8-K is incorporated by reference to this Item 3.01.

Item 3.02Unregistered Sale of Equity Securities.

The information included under the Explanatory Note of this Current Report on Form 8-K is incorporated by reference to this Item 3.02.

Item 3.03Material Modification to Rights of Security Holders.

The information included under the Explanatory Note, Item 1.01, Item 5.03 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.01Changes in Control of Registrant.

The information included under the Explanatory Note and Item 8.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Directors and Executive Officers

Below is a list of the names, ages, positions and a brief summary of business experience of the individuals who serve as the Company’s directors and executive officers as of April 15, 2020.

Name	Age	Position
Jerel A. Banks	44	Chief Executive Officer, Director
Megan Boston	48	Executive Director, Director
J. Kevin Buchi	64	Director
Peter Francis	64	Director
Edward Smith	48	Director

Biographical information with respect to Messrs. Banks, Buchi, and Francis and Ms. Boston can be found under Item 6A of the Annual Report on Form 20-F filed by Benitec with the SEC on October 30, 2019, and is incorporated by reference to this Item 5.02.

Mr. Smith was appointed a director on April 14, 2020. Since November 2013, he has served as the Chief Financial Officer of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a clinical stage pharmaceutical company focused on developing and commercializing innovative therapeutics to treat patients suffering from rare seizure disorders. Before Marinus, Mr. Smith served as the Chief Financial Officer of PolyMedix, Inc. and also served as the executive director of finance at InKine Pharmaceutical Company, Inc. Mr. Smith has worked with biotechnology companies for more than 20 years and has experience in executive finance and operation leadership.

Board Size and Composition

The Company’s business and affairs are managed under the direction of the Company’s Board of Directors (the “Board”). The Board currently consists of five directors, comprising the Company’s Chief Executive Officer, Executive Director and three outside directors. The Board has determined that five directors, three of whom are independent, is the appropriate size for the Company. The number of directors is fixed from time to time by resolution of the Board pursuant to the Company’s amended and restated certificate of incorporation (the “Certificate”).

  Each of the Company’s current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation, or removal.

Classified Board of Directors

The Company’s Certificate provides that the Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. The Board is designated as follows:

•	Mr. Smith is a Class I director, and his initial term will expire at the annual meeting of stockholders to be held in 2020;
•	Messrs. Buchi and Francis are Class II directors, and their initial terms will expire at the annual meeting of stockholders to be held in 2021; and
•	Mr. Banks and Ms. Boston are Class III directors, and their terms will expire at the annual meeting of stockholders to be held in 2022.

        Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.

Board Committees

The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of those committees has a written charter approved by the Board. The current charter for each standing Board committee is posted under "Governance" in the Investor Relations section of the Company’s website, www.benitec.com.

The Board determined that each of Messrs. Buchi, Francis and Smith is independent under the Nasdaq listing standards, and Rule 10A-3 under the Exchange Act. Pursuant to Rule 10A-3(b)(1)(iv)(A)(2) under the Exchange Act, the Company’s audit committee consists entirely of independent directors.

Audit Committee: Messrs. Buchi (Chairman), Francis and Smith. The purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the independent auditors’ qualifications, independence and performance. The Audit Committee is also responsible for preparing a report to be included in the Company’s annual proxy statement, advising and consulting the management and the Board regarding the Company’s financial affairs, and appointing, overseeing and approving compensation for the work of the Company’s independent auditors.

Compensation Committee: Messrs. Francis (Chairman), Buchi and Smith.  The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating and providing benefits to its executives and Board. The Committee’s responsibilities specifically include reviewing and approving the goals and objectives relevant to the chief executive officer’s and other executive officers’ compensation, evaluating the performance of the chief executive officer and other executive officers in light of those goals and objectives, and making recommendations to the Board with respect to non-employee director compensation. The Committee is also responsible for making recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

Nominating and Corporate Governance Committee: Messrs. Francis (Chairman), Buchi and Smith. The Nominating and Corporate Governance Committee manages all aspects of the governance of the Company’s Board. The Committee’s responsibilities include identifying individuals qualified to become members of the Board, recommending candidates to fill Board vacancies and newly created director positions, recommending whether incumbent directors should be nominated for re-election upon the expiration of their terms, recommending corporate governance guidelines applicable to the Board and to the Company’s employees, overseeing the evaluation of the Board and its committees, and assessing and recommending Board members to the Board for committee membership.

Indemnification Agreements

On the Implementation Date, the Company entered into indemnification agreements with each of the directors and executive officers of the Company. These agreements provide for the indemnification by the Company of these persons against certain liabilities that may arise by reason of his or her status or service as a director or officer or in such other capacity and to advance expenses incurred as a result of certain proceedings, to the fullest extent provided by law.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.02.

Share Option Plan

On the Implementation Date, and pursuant to the Scheme, the Company assumed Benitec’s obligations with respect to the settlement of options (the “Options”) that were issued by Benitec prior to the Implementation Date pursuant to the Benitec Officers’ and Employees’ Share Option Plan (“Share Option Plan”).  This includes the Company’s assumption of the Share Option Plan and all award agreements pursuant to which each of the Options were granted. Accordingly, any exercise of the Options (subject to vesting conditions being met) entitles the holder to one share of the Company’s Common Stock for every 300 ordinary shares of Benitec exercised. Other than as described above, the terms of the Share Option Plan and the Options remain unchanged.

Following the Implementation Date, no new options will be issued under the Share Option Plan. The Company intends to present a new equity incentive plan to stockholders for approval at the Company’s next annual meeting of stockholders.

The foregoing description of the Share Option Plan is qualified in its entirety by reference to the text of such Share Option Plan filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference to this Item 5.02.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Re-domiciliation, the Company’s Board approved the Company’s Certificate and amended and restated bylaws (the “Bylaws”). The summary of the material terms of the Certificate and Bylaws are included under the heading “Description of Common Stock” in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference to this Item 5.03.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Implementation Date, the Company adopted a Code of Ethics and Business Conduct (the “Code”), which applies to all directors, officers and employees of the Company and its subsidiaries.

The foregoing description of the Code is qualified in its entirety by reference to the text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.05. The Code will be made available on the Company’s website at www.benitec.com.

Item 8.01Other Events.

Press Release

On April 15, 2020, the Company issued a press release announcing the completion of the Re-domiciliation and other information related thereto. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference to this Item 8.01.

On April 14, 2020, the Company issued a press release announcing the appointment of Edward Smith to the Board.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference to this Item 8.01.

Successor Issuer

Pursuant to Rule 12g-3(a) under the Exchange Act, as of the Implementation Date the Company is the successor issuer to Benitec, the Company’s common stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

DESCRIPTION OF COMMON STOCK

The following description of the Company’s common stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of the Certificate and Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference to this Item 8.01.

General

The Certificate authorizes the issuance of up to 10,000,000 shares of common stock, $0.0001 par value per share. On the Implementation Date, all of the issued and outstanding ordinary shares of Benitec were exchanged for newly issued shares of common stock of the Company, on the basis of one share of the Company’s common stock for every 300 ordinary shares issued and outstanding.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s stockholders do not have cumulative voting rights in the election of directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of the Company’s common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock, subject to the provisions of the Certificate and applicable law. Declaration and payment of any dividend will be subject to the discretion of the Board. The time and amount of dividends will be dependent upon the Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in the Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Board may consider relevant.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of the Company’s common stock are entitled to share rateably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of the Company’s common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Company’s common stock. The rights, preferences and privileges of the holders of the Company’s common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of the Company’s common stock are fully paid and non-assessable.

Annual Stockholder Meetings

The Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board. To the extent permitted under applicable law, the Company may but is not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws and DGCL

Some provisions of the DGCL, the Certificate and Bylaws could make the following transactions difficult: (i) acquisition of the Company by means of a tender offer; (ii) acquisition of the Company by means of a proxy contest or otherwise; or (iii) removal of incumbent officers and directors of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of the Company, including transactions that might result in a premium over the market price for the Company’s common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board.

Delaware Anti-Takeover Statute

The Company is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock, and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board, such as discouraging takeover attempts that might result in a premium over the market price of the Company’s common stock.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders may be called by (i) the Chairman of the Board, if any, (ii) the President or Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Company’s Board consists of five directors and the Board may, from time to time, fix the authorized number of directors by resolution of the Board. The Board is divided into three classes, designated Class I, Class II and Class III. As of the Implementation Date, there is one Class I director, two Class II directors and two Class III directors. Directors need not be stockholders of the Company.

Directors shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. However, each director initially assigned to Class I shall serve for a term expiring at the Company’s first annual meeting of stockholders held after the time the initial classification of members of the Board becomes effective; each director initially assigned to Class II shall serve for a term expiring at the Company’s second annual meeting of stockholders held following the time at which the initial classification of the members of the Board becomes effective; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held following the time at which the initial classification of the members of the Board becomes effective. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the DGCL, the Certificate or the Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by a duly authorized and executed proxy at the meeting and entitled to vote on the election of directors.

Subject to applicable law or by the Certificate, any director of the entire Board of the Company may be removed without cause by the affirmative vote of a majority of the holders of the Company’s then-outstanding common stock entitled to vote generally at an election of directors. Furthermore, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the board of directors then in office, even if less than a quorum, or by the sole remaining director.

Amendment of the Certificate and Bylaws

The Certificate may be amended in any manner permitted under the DGCL and the Bylaws may be amended by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The Board may also amend the Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa.

Limitations of Liability and Indemnification Matters

Each of the Certificate and Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent not prohibited by Delaware law. The Bylaws also obligates the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses.

To the fullest extent permitted by the DGCL, or any other applicable law, the Company, upon approval by the Board, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to the Bylaws.

Forum for Adjudication of Disputes

The Certificate provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) derivative actions or proceedings brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware. The Certificate further provides that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall St., Canton, Massachusetts 02021.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Amended and Restated Scheme Implementation Agreement (incorporated by reference to Exhibit 99.4 of the Current Report on Form 6-K of Benitec Biopharma Limited (File No. 001-37518 furnished on March 18, 2020)).

3.1*	Amended and Restated Certificate of Incorporation of Benitec Biopharma Inc., filed with the Secretary of State of the State of Delaware on April 13, 2020.
3.2*	Amended and Restated Bylaws of Benitec Biopharma Inc., dated April 13, 2020.
4.1*	Form of common stock certificate of Benitec Biopharma Inc.
10.1*	Form of Indemnification Agreement.
10.2

Benitec Officers’ and Employees’ Share Option Plan (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8 of Benitec Biopharma Limited (File No. 333-209398 furnished on February 4, 2016)).

14.1*	Code of Ethics and Business Conduct.
99.1*	Press release, dated April 15, 2020.
99.2*	Press release, dated April 14, 2020
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2020	Benitec Biopharma Inc.

By: /s/ Jerel A. Banks
Jerel A. Banks Chief Executive Officer